Exhibit 99.2

EQUIPMENT LEASING AGREEMENT

This Equipment Leasing Agreement (the "Agreement") is entered into as of the 9th day of January, 2008 by and between Capstone Business Credit, LLC ("Lessor"), located at 1350 Avenue of the Americas, 24th Floor, New York, New York 10019 and Tulare Frozen Foods, LLC ("Lessee"), located at 650 West Tulare Road, Lindsay, California 93247. Lessor and Lessee are referred to collectively in this Lease as the "Parties."

1. LEASE OF EQUIPMENT. Subject to all of the terms, conditions and covenants contained in this Agreement, Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the equipment and other personal and/or movable property (together with all replacements, improvements, substitutions, additions and accessions, collectively called the "Equipment" and individually each called an "Item of Equipment" or "Item") described in Schedule A attached hereto and incorporate herein (the "Schedule"). Each reference in this Lease to "Lessor's assigns" means any purchaser, transferee, assignee, or secured party referred to in Section 16 and any of their assignees.

2. LEASE TERM AND RENT. The lease of, and rent for, Equipment shall commence on the date hereof, and shall continue for a period of five (5) years. Rent shall be payable in equal monthly installments of $66,666.70 per month, and shall be due and payable on the first (1st) day of each month. All rent shall be payable, without notice or demand, at the office of Lessor or at such other place as Lessor shall designate in writing. Each reference herein to "rent payment date" means the date on which a payment of rent is due, and each reference herein to "rental period" means the period for which a payment of rent is due for the Equipment.

3. DELIVERY AND ACCEPTANCE. Lessor shall not be liable to Lessee for any failure or delay in obtaining delivery of any Equipment. Lessee hereby acknowledges as of the date hereof that the Equipment (a) was received by Lessee, (b) is satisfactory to Lessee in all respects and is acceptable to Lessee for lease hereunder, (c) is suitable for Lessee's purposes, (d) is in good order, repair and condition, (e) has been installed and operates properly, and (f) is subject to all of the terms of this Lease.

4. NET LEASE; NO OFFSET. THIS IS A NET LEASE. LESSEE ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS UNDER THIS LEASE, INCLUDING ITS OBLIGATIONS TO PAY ALL RENT AND ALL OTHER SUMS PAYABLE BY LESSEE, SHALL BE UNCONDITIONAL AND IRREVOCABLE UNDER ANY AND ALL CIRCUMSTANCES, SHALL NOT BE SUBJECT TO CANCELLATION, TERMINATION, MODIFICATION OR REPUDIATION BY LESSEE, AND SHALL BE PAID AND PERFORMED BY LESSEE WITHOUT NOTICE OR DEMAND AND WITHOUT ANY ABATEMENT, REDUCTION, DIMINUTION, SETOFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT WHATSOEVER, INCLUDING ANY THEREOF ARISING OUT OF ANY PRESENT OR FUTURE CLAIM LESSEE MAY HAVE AGAINST LESSOR OR THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT. In no event, except as otherwise expressly provided in this Lease, shall this Lease terminate or shall any of Lessee's obligations be affected by reason of any defect in or damage to or loss or destruction of all or any part of the Equipment, from any cause whatsoever, or any interference with Lessee's use of the Equipment by any person or for any other cause whatsoever. Notwithstanding the foregoing, nothing in this Lease shall be construed to deprive Lessee, or operate as a waiver, of whatever rights or claims Lessee may have against any Person (defined in Section 24), other than Lessor, such as, without limitation, any supplier, vendor, dealer and/or manufacturer of any Item, which rights or claims may be pursued as a matter separate and apart from this Lease.

5. DISCLAIMER OF WARRANTIES. LESSOR LEASES THE EQUIPMENT TO LESSEE "AS IS, WHERE IS" AND EXPRESSLY DISCLAIMS AND MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE DESIGN, CONDITION, QUALITY, CAPACITY, MERCHANTABILITY, DURABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF, OR ANY WARRANTIES AGAINST LATENT OR HIDDEN DEFECTS OF, OR ANY OTHER MATTER CONCERNING, THE EQUIPMENT. LESSEE WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE (INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGE), OR EXPENSE CAUSED BY THE EQUIPMENT OR BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER. HOWEVER, Lessor will assign to Lessee any and all manufacturer's warranties, if any, with respect to the Equipment to the extent assignable by Lessor, provided, however, that Lessee's sole and exclusive remedy for the breach of any such warranty or indemnity shall be against the Person offering the warranty or indemnity and not against Lessor. Provided no Event of Default has occurred and is continuing under this Lease, and so long as the Equipment is subject to this Lease and Lessor is legally permitted so to do, Lessor authorizes Lessee, at Lessee's expense, to assert for Lessor's account, all rights of Lessor under any manufacturer's, vendor's, or dealer's warranty on the Equipment or any Item, and Lessor agrees to cooperate with Lessee in asserting such rights, provided, however, that LESSEE SHALL INDEMNIFY AND HOLD HARMLESS LESSOR FROM AND AGAINST ANY AND ALL CLAIMS AND ALL COSTS, EXPENSES, DAMAGES, LOSSES AND LIABILITIES INCURRED OR SUFFERED BY LESSOR IN CONNECTION WITH ANY ACTION OR FAILURE TO ACT BY LESSEE PURSUANT TO THE FOREGOING AUTHORIZATION, EXCEPT TO THE EXTENT THAT ANY SUCH CLAIM, COST, EXPENSE, DAMAGE, LOSS OR LIABILITY RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR OR ITS EMPLOYEES, AGENTS, OR ASSIGNS. Any amount received by Lessee as payment under any such warranty shall be applied to restore or replace the Item of Equipment as required pursuant to Section 6.

6. USE, MAINTENANCE, INSPECTION AND RETURN OF THE EQUIPMENT.
Lessee agrees that the Equipment will be used in compliance with all applicable statutes, laws, ordinances, regulations, and insurance policy conditions. Lessee, at its own cost and expense, will keep, maintain and preserve the Equipment in as good order and condition as when delivered to Lessee pursuant to this Lease, except for ordinary wear and tear from proper use, including causing any Item of Equipment which has been damaged, but not irreparably, to be promptly repaired and placed in such order and condition. Without Lessor's prior written consent, Lessee shall make no addition, improvement or modification to any Item of Equipment that will impair the originally intended function or use of such Item. All additions, attachments, accessions, substitutions and replacements to or for any Item of Equipment shall become a part of the Item, the property of Lessor, and included within the term "Equipment". Upon Lessor's written request, Lessee will permit Lessor to have access to the Equipment at all reasonable times for the purpose of inspection and examination. Each Item shall at all times be used solely in Lessee's business and shall be and remain solely in the possession and control of Lessee. Throughout the Lease Term, possession, use, and maintenance of each Item shall be at the sole risk and expense of Lessee. Lessee shall maintain a standard maintenance file for inspection, if required by regulatory agencies, and at the end of the Lease Term, copies of such files shall be made available to Lessor for its review at Lessee's place of business during normal business hours. In the event that Lessor desires to review such files prior to the end of the Lease Term, Lessee shall make such files available to Lessor upon written request at Lessee's place of business during normal business hours. Upon the Expiration Date (except for any Item purchased by Lessee pursuant to any purchase option), Lessee, at its own expense, will return such Item of Equipment to Lessor to such location in the continental United States as Lessor may designate in writing, and in the condition required by this Section 6, and until each such Item has been so returned, Lessee shall continue to pay Lessor, on each rent payment date during the Lease Term of each such Item, the rent for each full rental period for such Item as specified in the Schedule relating to such Item. Each such Item shall be returned in good operating condition with no damage, other than normal wear and tear, and at a minimum, in the condition in which such Item is required to be maintained pursuant to this Section 6.

7. EXPENSES AND TAXES; PAYMENT AND INDEMNIFICATION BY LESSEE. EXCEPT AS SPECIFICALLY LIMITED IN THE SCHEDULE, LESSEE WILL PAY WHEN DUE AND WILL INDEMNIFY AND HOLD LESSOR HARMLESS FROM AND AGAINST (A) ANY AND ALL LIABILITIES, LOSSES, DAMAGES, CLAIMS AND EXPENSES, INCLUDING LEGAL EXPENSES, OF EVERY KIND AND NATURE WHATSOEVER, IN ANY WAY ARISING OUT OF THE MANUFACTURE, ORDERING, PURCHASE, SHIPMENT, DELIVERY, ACCEPTANCE OR REJECTION, OWNERSHIP, TITLING, REGISTRATION, LEASING, SUBLEASING, POSSESSION, USE, OPERATION, REMOVAL, RETURN, REPOSSESSION, SALE OR OTHER DISPOSITION OF THE EQUIPMENT OR ANY ITEM THEREOF, INCLUDING, WITHOUT LIMITATION, ANY OF SUCH AS MAY ARISE FROM PATENT OR LATENT DEFECTS THEREIN (WHETHER OR NOT DISCOVERABLE BY LESSEE), ANY CLAIMS BASED ON STRICT LIABILITY IN TORT, AND ANY CLAIMS BASED ON PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, EXCEPT TO THE EXTENT THAT SUCH CLAIM, COST, EXPENSE, DAMAGE, LOSS OR LIABILITY RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR, OR ITS EMPLOYEES OR AGENTS, (B) ANY AND ALL TAXES, FEES, WITHHOLDINGS, LEVIES, IMPOSTS, DUTIES, AND CHARGES OF ANY KIND OR NATURE (TOGETHER WITH ANY APPLICABLE INTEREST OR PENALTIES), IMPOSED UPON OR AGAINST LESSOR, LESSEE OR THE EQUIPMENT OR ANY ITEM, BY ANY FOREIGN OR DOMESTIC GOVERNMENTAL AUTHORITY WITH RESPECT TO THE EQUIPMENT OR ANY ITEM, OR UPON THE ORDERING, PURCHASE, OWNERSHIP, DELIVERY, LEASING, SUBLEASING, POSSESSION, USE, RETURN, CONFISCATION, SEIZURE, REPOSSESSION, SALE OR OTHER DISPOSITION THEREOF OR UPON THE RENTS, RECEIPTS, OR EARNINGS ARISING THEREFROM OR UPON OR WITH RESPECT TO THIS LEASE, EXCEPTING ONLY FEDERAL AND STATE INCOME TAXES ON THE NET INCOME OF LESSOR, AND (C) ALL UNIFORM COMMERCIAL CODE AND OTHER APPLICABLE FILING AND RECORDING FEES AND EXPENSES FOR LIEN SEARCHES WITH RESPECT TO THIS LEASE AND ANY ITEM OF EQUIPMENT. LESSEE SHALL PROMPTLY UPON DEMAND REIMBURSE LESSOR FOR AMOUNTS EXPENDED IN CONNECTION WITH ANY OF THE FOREGOING OR PAY SUCH AMOUNTS DIRECTLY. In the event any report or return is required to be made with respect to any obligation of Lessee under this Section 7, if Lessee may or is required to make such report or return in its name, it will do so promptly and send a copy of such report or return to Lessor, or if Lessor is required to make such report or return, Lessee, upon written request, will promptly furnish to Lessor such data and information in such form as will enable Lessor to make and file such report or return as expeditiously as reasonably possible. Lessee's obligations under this Section 7 shall survive the expiration or earlier termination of this Lease and the Lease Term of all Equipment.

8. TITLE TO AND LOCATION OF EQUIPMENT, CROSS-COLLATERAL, QUIET ENJOYMENT. The Equipment shall at all times be and remain movable or personal property notwithstanding that any Item may now or hereafter be affixed to immovable property or realty, and title to the Item shall at all times during the Lease Term remain in Lessor. The Equipment will be located at 650 West Tulare Road, Lindsay, California, 93247. The Equipment shall not be removed from such location without prior written notice to Lessor, except for Equipment constituting mobile goods. Provided that no Event of Default has occurred and is continuing under this Lease, Lessor agrees that it will not interfere with Lessee's quiet enjoyment and use of the Equipment during the Lease Term.

9. LIENS AND ENCUMBRANCES. Lessee will not directly or indirectly create or permit to exist, any lien, charge or encumbrance on or with respect to the Equipment or any Item, Lessor's title or interests in any Item or this Lease or any of Lessor's interests under this Lease, except for the security interest created by this Agreement. Lessee shall promptly notify Lessor in writing of any lien, charge, or encumbrance which arises at any time with respect to the Equipment or title to or any interest in the Equipment and shall promptly, at Lessee's sole cost and expense, cause any of the same not excepted above to be fully discharged, dismissed or bonded as soon as possible, but in any event within fifteen (15) days after the existence of the same shall have first become known to Lessee.

10. LOSS, DAMAGE OR DESTRUCTION. Lessee shall bear all risks of loss, damage, theft, or destruction of or to any Item of Equipment. If any Item of Equipment becomes lost, stolen, destroyed, irreparably damaged, confiscated, requisitioned or commandeered (each such event called a "Loss"), Lessee shall promptly notify Lessor thereof in writing and shall, at Lessor's option, either (a) replace such Item with like equipment (i) which has a market value at least equal to that of the replaced Item immediately prior to such Loss, (ii) is in the condition required by Section 6, and (in) to which clear title will pass to Lessor, or (b) on the rent payment date next following such Loss (or on the last day of the rental period in which such Loss occurs if there is no succeeding rent payment date) pay Lessor the sum of (i) all unpaid rent payable for such Item prior to such rent payment date, plus (ii) the Casualty Loss Value (defined in Section 24) of such Item as of (x) the rent payment date next preceding or coincident with the date of such Loss if rent for such Item is payable in advance or (y) the rent payment date next following the date of such Loss if rent for such item is payable in arrears, plus (iii) the pro-rated rent payable for such Item for the rental period from the rent payment date next preceding the date such Loss has occurred to the date of such Loss, if rent for such Item is payable in arrears, less (iv) the pro-rated rent payable for such Item from the date of such Loss to the next payment date next following if rent for such Item is payable in advance, plus (v) all indemnities payable with respect to such Item as of the date of payment of the foregoing amounts. The amounts payable pursuant to subsections (iii) and (v) shall be limited to the amounts not previously paid pursuant to this Lease. Upon such payment the Lease Term of such Item will terminate and Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest in and to such Item

11. INSURANCE. Subject to Lessee's customary self insurance program, Lessee will maintain, at its sole expense, at all times during the Lease Term, and until the Equipment has been returned to Lessor, (a) insurance against all risks of physical loss or damage to the Equipment (including theft and collision for Equipment consisting of motor vehicles) in an amount not less than the Casualty Loss Value of the Equipment or the replacement value of the Equipment, whichever is greater, and (b) comprehensive public liability and property damage insurance, in the amounts as are customary for companies engaged in similar businesses and owning and operating similar Equipment Such insurance policy or policies, which shall constitute primary insurance coverage with respect to the Equipment, (i) shall name Lessor as loss payee and as additional insured with a waiver of warranties endorsement, and (ii) shall contain a provision requiring at least ten (10) days' notice to Lessor prior to any cancellation for non-payment of premiums; provided that no such notice shall be required if substitute insurance coverage with respect to the Equipment has been obtained from another insurer concurrently with or prior to the cancellation of such policy. Lessee will give Lessor satisfactoiy written evidence of renewal or substitution of all such policies. Lessee will furnish to Lessor certificates of insurance evidencing such coverage but Lessor shall be under no duty to ascertain the existence of such coverage or to advise Lessee in the event such coverage does not comply with the requirements of this Lease. Lessor shall not be liable for any such insurance payments, but in the event of default in payment, Lessor shall have, in addition to all other remedies Lessor may have under the terms hereof, the option to make such insurance payments and charge any such payments directly to Lessee. Provided that Lessee is not in breach or default of this Lease, any proceeds of insurance received by Lessor with respect to any Loss shall be paid to Lessee to the extent necessary to reimburse Lessee for costs incurred and paid in repairing damaged Equipment or as a credit against the total amount payable by Lessee with respect to the Equipment.

12. EVENTS OF DEFAULT. Lessee shall be in default under this Lease upon the happening of any of the following events or conditions (each called an "Event of Default"): (a) Lessee shall fail to make any payment of rent after the same is due and payable; or (b) Lessee shall fail to perform or observe any other covenant or agreement to be performed or observed by it under this Lease; or (c) any representation, warranty, certification or statement made or furnished to Lessor in this Lease or in any other document by or on behalf of Lessee proves to have been false in any material respect when made or furnished, or (d) Lessee shall make an assignment for the benefit of creditors, or bankruptcy, arrangement, reorganization, liquidation, insolvency, receivership or dissolution proceedings shall be instituted by or against Lessee, and, if instituted against Lessee, shall be consented to or be pending and not dismissed for a period of 10 days; or (e) Lessee shall dissolve, without Lessor's prior written consent.

13. REMEDIES OF LESSOR. Upon the occurrence of an Event of Default and at any time thereafter, Lessor, at its option, may exercise any one or more of the following remedies: (a) terminate this Lease as to all Equipment or any Item upon delivery of written notice to Lessee, without prejudice to any other remedies hereunder; (b) enter upon the premises where any Item of Equipment is located, and, without notice to Lessee, and with or without legal process, take immediate possession of such Item without liability to Lessor by reason of such entry or taking possession, and without such action constituting a termination of this Lease unless Lessor notifies Lessee in writing to such effect; (c) cause Lessee, at its expense, to promptly assemble the Equipment or any Item and return the same to Lessor at such place as Lessor may designate in writing; (d) sell, release or otherwise dispose of all or any Item of the Equipment in a public or private sale or lease transaction; and (e) exercise any other right or remedy available to Lessor under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach of this Lease or to rescind this Lease. Lessee shall also be liable for, and shall pay upon demand all reasonable costs and expenses, including attorney's fees incurred by Lessor or its assigns by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, and all indemnities payable to Lessor under this Lease.

14. REMEDIES CUMULATIVE. Except as otherwise expressly provided above, no remedy referred to in Section 13 is intended to be exclusive, but eadi shall be cumulative and in addition to any other remedy referred to above or available to Lessor at law or in equity. The exercise or commencement of exercise by Lessor of any one or more such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any other Event of Default. To the extent permitted by applicable law, Lessee waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to take any juridical proceedings in connection with the Equipment or to give any notice or to sell, lease or otherwise use any Item in mitigation of Lessor's damages as set forth in Section 13 or which may otherwise limit or modify any of Lessor's right or remedies under Section 13.

15. FURTHER ASSURANCES. Lessee will promptly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request in writing in order more effectively to cany out the purpose of this Lease and to protect the rights and remedies of Lessor under this Lease, including without limitation, the execution and delivery of financing statements under the Uniform Commercial Code or other applicable law and appropriate consents and waivers from landlords and mortgagees.

16. ASSIGNMENT AND SUBLEASING. LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUBLEASE OR OTHERWISE RELINQUISH POSSESSION OF ANY ITEM OF EQUIPMENT, OR ASSIGN, TRANSFER OR ENCUMBER ITS RIGHTS, INTERESTS OR OBLIGATIONS UNDER THIS LEASE, AND ANY ATTEMPTED SUBLEASE, RELINQUISHMENT, ASSIGNMENT, TRANSFER OR ENCUMBERING BY LESSEE SHALL BE NULL AND VOID. Lessor may, at any time, with the prior approval of Lessee, sell, transfer, assign, and grant a security interest in, this Lease, the Equipment or any Item, in whole or in part, and in such event any such purchaser, transferee, assignee, or secured party shall have and may exercise all of Lessor's rights with respect to the Item(s) of Equipment to which such sale, transfer, assignment or grant of security interest relates. Any of Lessor's assigns may, upon prior written approval of Lessee, reassign such rights and may grant a security interest therein and in any such Item(s) of Equipment. Any such sale, transfer, assignment, or security interest shall be subject to Lessee's rights and options, if any, under the subject Lease and with regard to the subject Equipment, so long as no Event of Default has occurred and is continuing hereunder. All obligations of Lessor to Lessee under this Lease shall remain enforceable against Lessor. Lessee agrees to execute related acknowledgments and other documents that may be reasonably requested by Lessor. Lessee agrees that, upon written notice to Lessee of any such sale, transfer, assignment, or security interest, Lessee will accept and comply with the directions and demands of Lessor's assigns. THE RIGHTS OF ANY OF LESSOR'S ASSIGNS SHALL NOT BE SUBJECT TO ANY DEFENSE, COUNTERCLAIM, OR SETOFF THAT LESSEE MAY HAVE AGAINST LESSOR, PROVIDED LESSEE APPROVED SUCH ASSIGNMENT IN WRITING.

17. NOTICES. All notices required under this Lease shall be in writing and shall be deemed to have been given when delivered personally or when received if delivered via overnight courier or certified mail return receipt requested or five business days after being mailed with proper postage, first class mail prepaid, addressed to Lessor or Lessee, as the case may be, at their respective addresses as set forth herein or at such other address as either of them shall from time to time designate in writing to the other, or in the case of Lessor's assigns, at the addresses designated by them in writing.

18. LATE CHARGES. If Lessee fails to pay any rent or other sum under this Lease when the same becomes due, Lessee shall pay interest on such delinquent payment from the due date until paid (without regard to any grace period) at a rate of 10% per delinquent payment.

19. GOVERNING LAW; MISCELLANEOUS. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease is contrary to applicable law, such provision shall be deemed ineffective without invalidating the other provisions of this Lease. If Lessee fails to perform any of its obligations under this Lease, Lessor may, but shall not be obligated to, perform the same without thereby waiving such default, and any amount paid or expense or liability incurred by Lessor in such performance shall be paid or reimbursed by Lessee upon Lessor's written demand. The provisions of this Lease shall be binding upon, and shall inure to the benefit of Lessor's permitted assigns and successors, and any permitted successors and assigns of Lessee. Time is of the essence of this Lease and all of its provisions. If there is more than one Lessee named herein, the liability of each Lessee shall be joint and several.

20. COMMERCIAL LEASE. This Lease is a commercial lease. Lessee represents and warrants to Lessor that the Equipment is leased and will be used for business and/or commercial purposes, not for any personal or private purpose.

21. TAXPAYER IDENTIFICATION NUMBER. Lessee certifies that its Taxpayer Identification Number is 26-1535627.

22. TITLING AND REGISTRATION. Lessee shall, at the request of Lessor and on behalf of Lessor and at Lessee's expense, obtain an application for first certificate of ownership for such Items as shall be designated by Lessor reflecting Lessor or its assignee as owner and whomever Lessor shall designate as first and second lienholder, and deliver a certificate of registration issued in the name of Lessor to whomever Lessor shall designate. Lessee shall, at Lessee's expense, take such action as shall be necessary from time to time to avoid suspension or revocation of any certificates of ownership and to renew and maintain all certificates of registration. In the event Lessee is required to obtain any new certificate of ownership or registration, Lessee shall, at Lessee's expense send written notice to Lessor of such action and obtain such new certificate of ownership or registration in the manner provided herein. Lessor hereby appoints Lessee its attorney-in-fact for the sole and exclusive purpose of carrying out Lessee's obligations pursuant to this Section 22. Lessee shall notify Lessor of the state in which each Item is titled and registered, the license plate number of each Item (if any), and any changes of such state or license plate number, within ten (10) days of completion of the same. Notwithstanding the foregoing, Lessee shall not be obligated to pay or reimburse any liabilities, costs or expenses described in this Section 22 that would not have been incurred but for the assignment by Lessor of this Lease or the Equipment.

23. OPTION TO PURCHASE. So long as no Default or Event of Default has occurred and is continuing, Lessee shall, at the Expiration Date, have the option to purchase the Equipment, but not less than all of the Equipment. Lessee shall give to Lessor written notice at least 180 days prior to Expiration Date of its election to exercise its option to purchase. The purchase price for each Item of Equipment shall be such Item's Fair Market Sale Value, as such is defined in Section 24, at the Expiration Date.

24. DEFINED TERMS. As used in this Lease, the following words and terms shall, unless the context otherwise requires, have the respective meanings provided below:

"Acquisition Cost" means, with respect to any Item of Equipment, an amount equal to the total cost paid by Lessor for such Item, plus all sales and excise taxes paid by Lessor with respect to the acquisition of such Item and any costs and expenses paid by Lessor in connection with the delivery and installation of such Item.

"Casualty Loss Value" of any Item of Equipment as of any rent payment date means an amount determined by multiplying the Acquisition Cost of such Item by the percentage set forth opposite such rent payment date on the Schedule of Casualty Loss Values attached to the Schedule for such Item.

"Expiration Date" means the date five (5) years from the date hereof.

"Fair Market Sale Value" shall mean the value of each Item of Equipment for sale as determined between Lessor and Lessee, or, if Lessor and Lessee are unable to agree, pursuant to an appraisal, which would be obtained in an arms-length transaction between an informed and willing seller (under no compulsion to lease or sell) and an informed and willing buyer (under no compulsion to lease or purchase).

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company or partnership, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

25. NO ORAL AGREEMENTS. This Lease and other related documents, and the instruments and documents executed in connection with this Lease, represent the final agreement between the Parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the Parties.

26. ENTIRE AGREEMENT. THIS LEASE, AND ALL RIDERS, EXHIBITS AND SCHEDULES EXECUTED BY LESSEE AND LESSOR COLLECTIVELY CONSTITUTE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS OF THE AGREEMENT BETWEEN LESSOR AND LESSEE WITH RESPECT TO THE LEASING OF THE EQUIPMENT AND SUBJECT MATTER OF THIS LEASE. NO TERM OR PROVISION OF THIS LEASE MAY BE CHANGED, WAIVED, AMENDED, DISCHARGED, OR TERMINATED EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY A DULY AUTHORIZED OFFICER OF THE PARTY AGAINST WHOM ENFORCEMENT OF THE CHANGE, WAIVER, AMENDMENT, DISCHARGE OR TERMINATION IS SOUGHT, EXCEPT THAT LESSOR MAY INSERT THE SERIAL NUMBER OF ANY ITEM OF EQUIPMENT.

The Parties have executed this Lease as of the date set forth in the first paragraph of this Lease.

LESSOR:

CAPSTONE BUSINESS CREDIT, LLC

By: /s/ Joseph F. Ingrassia

Name: Joseph F. Ingrassia

Title: Managing Member

LESSEE:

TULARE FROZEN FOODS, LLC

By: /s/ James Fikkert

Name: James Fikkert

Title: President